Exhibit 23.1



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of A.G. Edwards, Inc. on Form S-8 of our report dated April 22, 1999, appearing in the Annual Report on Form 10-K of A.G. Edwards, Inc., for the year ended February 28, 1999.

/s/ Deloitte & Touche LLP
September 21, 1999
St. Louis, Missouri